CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO

LAZARD RETIREMENT SERIES, INC.

DISTRIBUTION AND SERVICING PLAN AGREEMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the June 23, 2003 Distribution and Servicing Plan Agreement (the “Agreement”) between Lazard Freres & Co. LLC and Jefferson National Life Insurance Company as follows:

1.	Schedule A thereto is deleted in its entirety and replaced with Schedule A attached hereto.

2.

Effective April 1, 2004, Lazard Asset Management Securities LLC became the distributor for each portfolio of The Lazard Funds, Inc. and Lazard Retirement Series, Inc. On that date, Lazard Asset Management Securities LLC assumed the rights, duties and obligations of Lazard Freres & Co. LLC under the Agreement.

3.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be executed in

LAZARD ASSET MANAGEMENT SECURITIES LLC.

By:	/s/ Charles Carroll
Name:	Charles Carroll
Title:	Deputy Chairman

its name and on its behalf by its duly authorized officer effective as of May 1, 2008.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel & Secretary

SCHEDULE A

Account (s)	Form #

- Jefferson National Life Annuity Account C	22-4025 (Individual) 32-4000 (Group)

- Jefferson National Life Annuity Account E	22-4047/32-4003 (Achievement) 22-4048/32-4002 (Educator)

- Jefferson National Life Annuity Account F	22-4061

- Jefferson National Life Annuity Account G	22-4056; JNL-2300; JNL-2300-1; JNL-2300-2

- Jefferson National Life Annuity Account H	CVIC-2000 or •2001(state specific)

- Jefferson National Life Annuity Account I	CVIC-2004 or -2005(state specific)

- Jefferson National Life Annuity Account J	JNL-2100

- Jefferson National Life Annuity Account K	JNL-2200

- Jefferson National Life Account L	CVIC-1001 and -1003

Portfolios	12b-1 Fees

Lazard Retirement Emerging Markets Portfolio	[**]

Lazard Retirement U.S.Strategic Equity Portfolio	[**]

Lazard Retirement International Equity Portfolio	[**]

Lazard Retirement Small Cap Portfolio	[**]

Lazard Retirement Emerging Markets Equity

The Portfolio seeks long-term capital appreciation. The Portfolio invests primarily in equity securities, principally common stocks, of non-U.S. companies whose principal activities are located in emerging market countries and that the Investment Manager believes are undervalued based on their earnings, cash flow or asset values. Emerging market countries include all countries represented by the Morgan Stanley Capital International (MSCI) Emerging Market (EM) Index, which currently includes: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and Venezuela. Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities of companies whose principal business activities are located in emerging market countries. The allocation of the Portfolio’s assets among emerging market countries may shift from time to time based on the Investment Manager’s judgment and its analysis of market conditions. However, the Portfolio is likely to focus on companies in Latin America, the Pacific Basin and Eastern Europe.

Lazard Retirement International Equity

The Portfolio seeks long-term capital appreciation. The Portfolio invests primarily in equity securities, principally common stock, of relatively large non-U.S. companies with market capitalizations in the range of companies included the Morgan Stanley Capital International (MSCI®) Europe, Australia and Far East (EAFE®) Index that the Investment Manager believes are undervalued based on their earnings, cash flow or asset values. In choosing stocks for the Portfolio, the Investment Manager looks for established companies in economically developed countries. The allocation of the Portfolio’s assets among geographic sectors may shift from time to time based on the Investment Manager’s judgment. Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities. The portfolio may invest up to 30% of its assets in securities of companies whose principal business activities are located in emerging market countries, although the allocation of the Portfolio’s assets to emerging market countries may vary from time to time. The securities of emerging market countries can be extremely volatile. The Portfolio’s performance will be influenced by political, social and economic factors affecting companies in emerging market counties. Emerging market countries can generally have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries.

Lazard Retirement U.S. Small Cap Equity

The Portfolio seeks long-term capital appreciation. The Portfolio invests primarily in equity securities, principally common stocks, of relatively small U.S. companies that the Investment Manager believes are undervalued based on their earnings, cash flow or asset values. The Investment Manager considers “small cap companies” to be those companies that at the time of initial purchase by the Portfolio, have market capitalizations within the range of companies included in the Russell 2000® Index (up to $2.75 billion as of March 31, 2004). Because small cap companies are defined by reference to an index, the market capitalizations of companies in which the Portfolio may invest may vary with market conditions. Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities of small cap companies. These securities generally have, in the Investment Manager’s opinion, one or more of the following characteristics:

•	The potential to become a larger factor in the company’s business sector

•	Significant debt but high levels of free cash flow

•	A relatively short corporate history with the expectation that the business may grow The Portfolio may invest up to 20% of its assets in equity securities of larger U.S. companies.

Lazard Retirement U.S. Strategic Equity

The Portfolio seeks long-term capital appreciation. Under normal circumstances the Portfolio will invest at least 80% of its net assets, plus any borrowings for investment purposes in equity securities of U.S. companies (or other investments with similar economic characteristics) and certain investment strategies and policies. The Portfolio will generally focus on large-sized companies, although the market capitalizations of issuers in which the Portfolio invests may vary with market conditions and the portfolio will have opportunistic exposure to mid cap companies. From time to time, the Portfolio may invest in companies with market capitalization as small as $500 millions.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO

DISTRIBUTION AND SERVICING PLAN AGREEMENT

This Amendment (the “Amendment”) is made as of November 15, 2012 by and between Jefferson National Life Insurance Company and Lazard Asset Management LLC, which are parties to a Distribution and Servicing Plan Agreement dated June 23, 2003 (as such agreement has been amended from time to time, the “Agreement”).

WHEREAS, the parties wish to amend Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. The following replaces the Portfolios names and associated fees in Schedule A to the Agreement:

Portfolios-Service Shares	12b-1 Fees	Additional Compensation paid by the Fund’s investment adviser out of its own resources

Lazard Retirement Emerging Markets Equity Portfolio	[**]	[**]

Lazard Retirement U.S. Strategic Equity Portfolio	[**]	[**]

Lazard Retirement International Equity Portfolio	[**]	[**]

Lazard Retirement U.S. Small Mid-Cap Equity Portfolio	[**]	[**]

Lazard Retirement Multi-Asset Targeted Volatility Portfolio	[**]	[* *]

2. Except as specifically provided herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel & Secretary

LAZARD ASSET MANAGEMENT LLC

By:	/s/ Charles Carroll
Name:	Charles Carroll
Title:	Deputy Chairman

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT TO DISTRIBUTION AND SERVICING PLAN AGREEMENT

This Amendment (the “Amendment”) is made as of January 1, 2018 by and between Jefferson National Life Insurance Company, Lazard Asset Management LLC, and Lazard Asset Management Securities LLC, which are parties to a Distribution and Servicing Plan Agreement dated June 23, 2003 (as such agreement has been amended from time to time, the “Agreement”).

WHEREAS, the parties wish to amend Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. The following replaces the Portfolios names and associated fees in Schedule A to the Agreement:

Portfolios - Service Shares	12b-1 Fees	Additional Compensation paid by the Fund’s investment adviser out of its own resources

Lazard Retirement Emerging Markets Equity Portfolio	[**]	[**]

Lazard Retirement US Strategic Equity Portfolio	[**]	[**]

Lazard Retirement International Equity Portfolio	[**]	[**]

Lazard Retirement US Small Mid-Cap Portfolio	[**]	[**]

Lazard Retirement Global Dynamic Multi Asset Portfolio	[**]	[**]

2. Except as specifically provided herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel

LAZARD ASSET MANAGEMENT LLC

By:	/s/ Nathan A. Paul
Name:	Nathan A. Paul
Title:	CBO

LAZARD ASSET MANAGEMENT SECURITIES LLC

By:	/s/ Nathan A. Paul
Name:	Nathan A. Paul
Title:	CEO